Rule 424(b)(2)

File No. 333-33814

PRICING SUPPLEMENT DATED JUNE 27, 2003

CUSIP NO.: 57183HFW6

ISIN: US57183HFW60

(To Prospectus, dated April 12, 2000, as supplemented

by Prospectus Supplement, dated May 31, 2000)

MARSHALL & ILSLEY CORPORATION

Medium-Term Notes, Series E

Due from 9 Months to 30 Years from Date of Issue

Fixed Rate Notes

Trade Date:

June 27, 2003

Issue Price:

100%

Original Issue Date:

July 1, 2003

Principal Amount:

$50,000,000

Maturity Date:

July 1, 2018

Coupon:

5.02% per annum

Redemption: (check box opposite applicable paragraph)

[

]

The Notes cannot be redeemed prior to maturity

[ X

]

The Notes may be redeemed prior to maturity

Terms of Redemption:

The Notes may be redeemed by the Company beginning July 15, 2005 and each       January 15 and July 15 thereafter upon 30 days prior notice

Coupon Frequency:

Each January 15 and July 15, commencing January 15, 2004

Agent Commission:

1.05%

Proceeds to Company:

98.95% ($49,475,000)

Day Count:

30/360

Country/Currency:

USD

Minimum Denomination:  $1,000 minimum investment with increments of $1,000

Selling Concession:  .60%

Reallowance:  .25%

Book-Running Manager:  Wachovia Securities, LLC

Agents and underwriting obligations:  Wachovia Securities, LLC

Additional Terms:   The Notes will be represented by one or more global certificates in fully registered form.  Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee.